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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-55831) and in the Registration Statements on Form S-8 (Nos. 333-10429 and 333-48143).

/s/ Arthur Andersen LLP
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San Francisco, California
January 27, 2000